SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM  8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 20, 1998


                          THE KUSHNER-LOCKE COMPANY
            (Exact name of registrant as specified in its charter)

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         California                   0-17295                 95-4079057
(State or other jurisdiction  (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)

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  11601 Wilshire Boulevard, 21st Floor, Los Angeles, California      90025
            (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code:  (310) 481-2000


                                  No Change
      (Former name or former address, if changed since last report.)


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Item 4.  Changes in Registrant's Certifying Accountant

On October 20, 1998, the Company selected PricewaterhouseCoopers LLP ("PWC") to audit the consolidated financial statements of The Kushner-Locke Company (the "Company") for the fiscal year ended September 30, 1998. The Company's prior fiscal year end financial statements were audited by KPMG Peat Marwick LLP ("KPMG"). The decision to change auditors was approved by the Audit Committee of the Board of Directors. PWC acts as independent accountants for the Company's majority-owned subsidiary 800-U.S. Search and the change to PWC as the Company's independent accountants will centralize review of related financial statements.

During the two most recent fiscal years, and any subsequent interim period prior to October 20, 1998, the Company believes that there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their report. KPMG's report on the financial statements of the Company for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years, and any subsequent interim period prior to October 20, 1998, the Company believes that there was no disagreement or difference of opinion with KPMG regarding any "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. In its report to the Board of Directors of the Company in connection with its audit of the fiscal year ended September 30, 1997 financial statements of the Company, KPMG advised the Company as to the existence of certain reportable conditions in the Company's system of internal control which KPMG believes are reportable events. These reportable conditions related to (1) improving communication among the finance department and senior management regarding the accounting for several 1997 projects, (2) improving tracking of distributions due to the Company from third parties on certain projects and (3) improving estimates of certain information utilized in preparation of and adjustments to the Company's financial statements. The Company's consolidated financial statements for the fiscal year ended September 30, 1997 reflected any adjustments the Company and KPMG deemed necessary with respect to the foregoing. The Company believes that such reportable conditions have either been corrected to the extent practicable or that they relate to procedures which, in accordance with the recommendations of KPMG in the above referenced report, the Company is in the process of implementing corrections to such items. The Board of Directors of the Company discussed the above reportable conditions with representatives of KPMG following receipt of such advice from KPMG.


The Company has provided KPMG with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K, and has requested that KPMG furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company. Such letter is attached hereto as exhibit 16. In addition, the Company has authorized KPMG to respond fully to the inquiries of PWC concerning the subject matter described in the foregoing paragraphs.

During the two most recent fiscal years and through October 20, 1998, the Company (or anyone on the Company's behalf) did not consult PWC in connection with the Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.



Item 7.  Exhibits

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Exhibit No.  Description

16 Letter of KPMG Peat Marwick LLP re: change in certifying accountant

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                              THE KUSHNER-LOCKE COMPANY

Date: October 27, 1998

                              By: /s/ PETER LOCKE

                              Peter Locke
                              Co-Chairman of the Board and
                              Co-Chief Executive Officer

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                                                                 EXHIBIT 16





Securities and Exchange Commission
Washington, D.C.  20549


October 27, 1998


Ladies and Gentlemen:

We were previously principal accountants for The Kushner-Locke Company and, under the date of December 26, 1997, we reported on the consolidated financial statements of The Kushner-Locke Company and subsidiaries as of and for the years ended September 30, 1997 and 1996. On October 20, 1998, our appointment as principal accountants was terminated. We have read The Kushner-Locke Company's statements included under Item 4 of its Form 8-K dated October 20, 1998, and we agree with such statements except we are not in a position to agree or disagree with the following: (1) the statements in paragraph one of
Item 4 regarding the selection of PricewaterhouseCoopers LLP, their services as independent accountants for 800-U.S. Search, the stated reason for the change in principal accountants or the approval of such change by the Audit Committee of the Board of Directors, (2) the statement in paragraph three of
Item 4 that "The Company believes that such reportable conditions have either been corrected to the extent practicable or that they relate to procedures which, in accordance with the recommendations of KPMG in the above referenced report, the Company is in the process of implementing corrections to such items." and (3) the statement in paragraph five of Item 4 that PricewaterhouseCoopers was not consulted regarding the application of accounting principles to a specified transaction or the type of opinion that might be rendered on The Kushner-Locke Company's financial statements or on any matter that was the subject of any reportable event.

Very truly yours,

/s/ KPMG PEAT MARWICK LLP